UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2023

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, $0 par	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 1, 2023, Steel Partners Holdings L.P. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, the transactions contemplated by that certain transfer and exchange agreement (the “Exchange Agreement”), dated as of April 30, 2023, by and among the Company, Steel Excel, Inc. (“Steel Excel”), WebFinancial Holding Corporation (“WebFinancial” and, together with Steel Excel, the “Exchanging Parties”), and Steel Connect, Inc. (“STCN”), pursuant to which the Exchanging Parties exchanged an aggregate of 3,597,744 shares of common stock, par value $0.10 per share, of Aerojet Rocketdyne Holdings, Inc. held by the Exchanging Parties for 3,500,000 shares of newly created Series E convertible preferred stock of STCN (the “Series E Preferred Stock,” and such exchange and related transactions, the “Transaction”).

Pursuant to the Exchange Agreement, on June 6, 2023, STCN held a virtual special meeting of stockholders to consider and vote upon the rights of the Series E Preferred Stock to vote and receive dividends together with the STCN Common Stock (as defined below) on an as-converted basis and the issuance of STCN Common Stock upon conversion of the Series E Preferred Stock by the holders at their option, pursuant to the rules and regulations of Nasdaq (the “Nasdaq Proposal”). The Nasdaq Proposal was approved by the STCN stockholders. Following the approval, the Series E Preferred Stock is convertible into an aggregate of 184.9 million shares of STCN common stock, par value $0.01 per share (“STCN Common Stock”), and will vote together with the STCN Common Stock and participate in any dividends paid on the STCN Common Stock, in each case on an as-converted basis. Upon conversion of the Series E Preferred Stock, the Company and certain of its affiliates would hold approximately 85.0% of the outstanding equity interests of STCN.

This Current Report on Form 8-K/A amends the Original Form 8-K to include the pro forma financial information required by Item 9.01(b) of Form 8-K.

Except as provided herein, the disclosures contained in this Current Report on Form 8-K/A have not been updated to reflect events, results or developments that have occurred since the filing of the Original Form 8-K. This Current Report on Form 8-K/A should be read in conjunction with the Original Form 8-K, which provides a more complete description of the Transaction.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The unaudited consolidated financial statements of STCN as of and for the nine months ended April 30, 2023 and related notes thereto contained in its Quarterly Report on Form 10-Q filed with the SEC on June 12, 2023 are incorporated into this Item 9.01(a) by reference.

The audited consolidated financial statements of STCN as of and for its fiscal year ended July 31, 2022 and related notes thereto contained in its Annual Report on Form 10-K filed with the SEC on November 9, 2022 are incorporated into this Item 9.01(a) by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information of the Company as of and for the three months ended March 31, 2023 and for the year ended December 31, 2022 is filed as Exhibit 99.1 hereto and is incorporated into this Item 9.01(b) by reference.

(d) Exhibits

Exhibit No.	Exhibit Description
23.1	Consent of BDO USA, P.A., independent registered public accounting firm to Steel Connect, Inc.
99.1	Unaudited Pro Forma Financial Statements and accompanying notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 17, 2023	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Jason Wong
Jason Wong
Chief Financial Officer